Exhibit 99.1

Agile Growth Corp. Will Redeem Its Publicly Held Class A Ordinary Shares

New York, February 24, 2023 – Agile Growth Corp. (the “Company”) (Nasdaq: AGGR), a special purpose acquisition company, today announced that as of the close of business on March 13, 2023, the Company’s publicly held Class A ordinary shares, par value $0.0001 (the “Public Shares”), will be deemed cancelled and will represent only the right to receive from the Company’s trust account (“Trust Account”) the per-share redemption price for the Public Shares to be announced at a later date (the “Redemption Amount”), because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”). In accordance with the terms of the related trust agreement, the Company expects to retain interest income from the Trust Account to pay dissolution expenses, and taxes, if any.

As stated in the Company’s Articles, if the Company is unable to complete an initial business combination within 24 months of its initial public offering (the “IPO”), the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company, if any (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial stockholders have waived their redemption rights with respect to the outstanding Class B ordinary shares, par value $0.0001, issued prior to the Company’s initial public offering. After March 12, 2023, the Company will cease all operations except for those required to wind up the Company’s business.

The Company anticipates that the Public Shares will cease trading on The Nasdaq Capital Market (“Nasdaq”) as of the close of business on March 10, 2023. The Company expects that Nasdaq will file a Form 25 with the Securities and Exchange Commission (the “Commission”) in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward looking statements. When used in this press release, words such as “may,” “should,” “could,” “would,” “anticipate,” “seek,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s intention to redeem all of its outstanding Public Shares, the Company’s cash position or cash held in the Trust Account and the timing of the distribution from the Trust Account to the public shareholders, the Redemption Amount or the timing when the Company’s Public Shares will cease trading on Nasdaq. Such statements are based on the beliefs of, assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements after the date of this press release, except as required by law.

Contact

Sally Baraka, sbaraka@agilegrowthcorp.com

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